UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2006

INLAND FIBER GROUP, LLC

FIBER FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware		91-1217136
Delaware		91-1851612
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

Commission File No:	1-13573-01
1-13573

6400 Highway 66		97601
Klamath Falls, OR		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:                    (541) 884-2240

_________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the Settlement Agreement, the Support and Lock-Up Agreement, the Forbearance Agreement, the Asset Purchase Agreement, the Outside Contribution Agreement, the AFR Contribution Agreement, the Global Claims Release and Insurer Settlement Agreement and the Plan of Reorganization (as such terms are defined below) is incorporated by reference into this Item 1.01.

Item 1.03. Bankruptcy or Receivership

On August 18, 2006, Inland Fiber Group, LLC (“IFG”) and Fiber Finance Corp. (together, the “Companies”) reached a final settlement (the “Settlement Agreement”) resolving all outstanding claims in the ongoing litigation between the Company and the other defendants, and the trustee under the indenture (the “Indenture Trustee”) governing the Companies’ 9 5/8% Senior Notes, due 2007 (the “Notes”) without admission of liability by any of the parties.  Pursuant to the Settlement Agreement, and with the support of holders of 70.4 % of the outstanding principal amount of the Notes for their prenegotiated plan of reorganization (the “Plan”), on August 18, 2006, the Companies filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 06-10884 through 06-10885) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (the “Chapter 11 Case”).  As part of their filing with the Bankruptcy Court, the Companies have filed a plan of reorganization (the “Plan”) together with a form of disclosure statement (the “Disclosure Statement”) for approval by the Bankruptcy Court.  The Companies will continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.  A copy of the Company’s press release, dated August 18, 2006, announcing the bankruptcy filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Plan is attached hereto as Exhibit 99.2 and the form of Disclosure Statement is attached hereto as Exhibit 99.3.

Settlement Agreement

The Settlement Agreement resolves all of the outstanding disputes between the parties to the previously disclosed litigation (the “Action”) which was initially brought by the Indenture Trustee in December 2003 against the Companies, American Forest Resources (“AFR”), Cascade Resource Holdings Group, LLC, Timber Resource Services, LLC (“TRS”) and certain current and former directors of TRS, which provides timber management services to IFG.

Under the terms of the Settlement Agreement, the Indenture Trustee has agreed to forbear from exercising any rights it may have under the Indenture or otherwise with respect to any default arising under the Indenture or from pursuing any claim pertaining to the Notes or the subject matter of the underlying litigation so long as the Support and Lock-Up Agreement is not terminated.  The Companies or the Trustee may terminate the Settlement Agreement upon termination of the Support and Lock-Up Agreement.

This summary is qualified in its entirety by reference to the provisions of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Support and Lock-Up Agreement

The Companies, John M. Rudey, AFR, the Indenture Trustee and the holders of Notes or their respective affiliates who collectively own or manage 70.4% of the outstanding principal amount of the Notes entered into a support and lock-up agreement (the “Support and Lock-Up Agreement”) as of August 18, 2006.

Pursuant to the Support and Lock-Up Agreement, the Companies agreed to commence the Chapter 11 Case, file the necessary documents, including the Plan, and use commercially reasonable efforts to have the Disclosure Statement approved and the Plan confirmed and consummated.

The holders of Notes that are parties to the Support and Lock-Up Agreement have agreed to forbear and to instruct the Trustee to forbear from exercising rights or remedies from execution of the Support and Lock-Up Agreement through the earlier of the effective date of the Plan or the termination of the agreement.  Such holders of Notes have also agreed not to transfer their Notes unless the transferee agrees to be bound by the terms of the Support and Lock-Up Agreement.  The Indenture Trustee, along with each holder of Notes that is a party to the Support and Lock-Up Agreement, has agreed to support the Plan by, among other things, voting in favor of the Plan.

In addition, the parties agreed that the Companies may terminate the Support and Lock-Up Agreement as to any or all other parties, and the Trustee and/or any consenting holder may terminate the Support and Lock-Up Agreement as to itself only upon the occurrence of specified events, such as if the Plan is not confirmed on or before November 15, 2006, the Companies file a plan of reorganization that is inconsistent with the terms of the agreement or the Company withdraws the Plan.

This summary is qualified in its entirety by reference to the provisions of the Support and Lock-Up Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Asset Purchase Agreement

On August 14, 2006, IFG and Richard L. Wendt (the “Purchaser”) entered into an Asset Purchase Agreement, pursuant to which the Purchaser agreed to acquire all of IFG’s assets, including its real estate, timber, and timber-related assets, for a purchase price of $83,000,000 (the “Asset Sale”).

The Asset Purchase Agreement provides that the Asset Sale will close on or after October 4, 2006, prevents IFG from soliciting other offers, and (with certain exceptions) and limits the amount of timber that may be harvested.

The Asset Purchase Agreement further provides that the Purchaser is not assuming any liabilities of IFG.  The consummation of the Asset Sale is conditioned upon the fulfillment, to the Purchaser’s satisfaction, of certain conditions, including no material adverse effect occurring with respect to IFG’s Assets and entry of the order confirming the Plan (the “Confirmation Order”).  In addition, consummation of the Asset Sale to the Purchaser is contingent upon the acquisition by the Purchaser of all of AFR’s Oregon timber assets (as described below).

This summary is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

In addition to the foregoing, the Purchaser agreed to acquire all of AFR’s Oregon timber assets for a purchase price of $63 million.

Further, on August 14, 2006, TRS and the Purchaser entered into an asset purchase agreement pursuant to which the Purchaser agreed to acquire all of TRS’s Oregon assets for a purchase price of $100,000.

The Additional Funding

The Plan is premised on the Company’s ability to obtain certain additional funding (the “Additional Funding”) under the terms set forth in the Plan.  The Plan provides that if the consummation of the Additional Funding does not occur on the Effective Date, then the Confirmation Order will be deemed vacated and of no further force or effect.

The Additional Funding includes the $8.3 million to be paid AIG and Gulf pursuant to the Global Claims Release and the contribution by AFR to IFG of $63,002,000 (or such other amount as is sufficient to allow the Debtors to satisfy all of their obligations under the Plan) pursuant to a Contribution Agreement (the “AFR Contribution Agreement”).  The Additional Funding is contingent upon consummation of the Asset Sale.  The Additional Funding and the amount to be contributed by AFR to IFG pursuant to the AFR Contribution Agreement shall each be decreased to the extent the proceeds of the Asset Sale exceed $83,000,000.  In order to fund the contribution by AFR, one or more affiliates of IFG will contribute additional funds to AFR.

Pursuant to the AFR Contribution Agreement, on the Effective Date, AFR will contribute to IFG $63,002,000 (or such other amount as is sufficient to allow the Debtors to satisfy all of their obligations under the Plan).  In addition, under the AFR Contribution Agreement, AFR has agreed, on the Effective Date, to pay Golden Tree Asset Management, LP, Turnberry Capital Management, L.P., and QVT Financial an aggregate of $948,000 to reimburse them for fees and expenses incurred by them in connection with the Action.  This summary of the AFR Contribution Agreement is qualified in its entirety by reference to the provisions of the AFR Contribution Agreement which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

On August 18, 2006, the Companies and certain of the other defendants and the Companies’ insurance providers, AIG, and Gulf, entered into the Global Claims Release and Insurer Settlement Agreement.  Under this agreement, AIG committed to fund at least $5.2 million, and Gulf committed to fund $3.1 million in connection with the Settlement Agreement and the Plan, for a total of $8.3 million, in exchange for certain releases contained in the Plan.  This summary of the Global Claims Release and Insurer Settlement Agreement is qualified in its entirety by the provisions of the Global Claims Release and Insurer Settlement Agreement which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.                                Description of Exhibits

10.1

Settlement Agreement, dated August 18, 2006 (to be filed by amendment)

10.2

Support and Lock-Up Agreement, dated August 18, 2006 (to be filed by amendment)

10.3

Asset Purchase Agreement, dated August 14, 2006 (to be filed by amendment)

10.4

AFR Contribution Agreement, dated August 18, 2006 (to be filed by amendment)

10.5

Global Claims Release and Insurer Settlement Agreement, dated

August 18, 2006 (to be filed by amendment)

99.1

Press Release dated August 18, 2006

99.2

Plan of Reorganization (to be filed by amendment)

99.3

Form of Disclosure Statement (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 24, 2006

INLAND FIBER GROUP, LLC

FIBER FINANCE CORP.

By:

/s/ Thomas C. Ludlow

Thomas C. Ludlow

Vice President and Treasurer